Filed Pursuant to Rule 433
                                                             File No. 333-127620


IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The Depositor has filed a registration statement (including the prospectus (the "Prospectus")) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Depositor or Goldman, Sachs & Co., the underwriter for this offering, will arrange to send the Prospectus to you if you request it by calling toll-free 1-866-471-2526.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

ANY LEGENDS, DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR AT THE BOTTOM OF THE E-MAIL COMMUNICATION TO WHICH THIS FREE WRITING PROSPECTUS IS ATTACHED RELATING TO (1) THESE MATERIALS NOT CONSTITUTING AN OFFER (OR A SOLICITATION OF AN OFFER), (2) NO REPRESENTATION THAT THESE MATERIALS ARE ACCURATE OR COMPLETE AND MAY NOT BE UPDATED OR (3) THESE MATERIALS POSSIBLY BEING CONFIDENTIAL ARE NOT APPLICABLE TO THESE MATERIALS AND SHOULD BE DISREGARDED. SUCH LEGENDS, DISCLAIMERS OR OTHER NOTICES HAVE BEEN AUTOMATICALLY GENERATED AS A RESULT OF THESE MATERIALS HAVING BEEN SENT VIA BLOOMBERG OR ANOTHER SYSTEM.

Collateral Analysis

                                              Wtd Avg              Percent of         Wtd Avg                 Wtd Avg     Wtd Avg
FICO Low    FICO High         LTV         Current Balance        Current Balance       GWAC        % MI        FICO         DTI
--------    ---------         ---         ---------------        ---------------      -------      ----       -------     -------
500            524         > 65%
525            549         > 65%             142,607.90         18,966,850.19        8.62           0         544.427      39.321
550            574         > 65%             154,093.44         67,955,208.52        8.47           0         563.274      40.837
575            599         > 70%             139,754.03        130,250,760.15         8.4           0         588.456      42.657
600            624         > 70%             163,972.52        220,215,096.00        8.13           0         612.432       44.64
625            649         > 70%             209,550.26        258,165,917.60        7.97           0         638.026      44.185
650            674         > 80%             192,719.90         88,265,715.37        8.31           0         661.318      42.943
675            699         > 80%             215,400.52         61,173,748.75         8.2           0         685.146      42.619
700            724         > 80%             213,160.59         32,187,248.90        8.08           0         711.048      43.234
725            749         > 85%             267,039.02         16,823,458.49        8.08           0         739.315      40.249
750            774         > 85%             227,896.11         10,711,117.36        8.23           0         763.847      41.391
775            799         > 85%             180,834.08          3,978,349.74        8.24           0          787.18      36.016
800 max                    > 85%             218,746.95          1,749,975.61        7.89           0         804.713      45.578



(TABLE CONTINUED)


               Wtd Avg
FICO Low         LTV        % SFD     % PUD        % Owner Occ       % Full Doc     % Ltd Doc       % Stated Doc      % Int Only
--------      --------      -----     -----        -----------       ----------     ---------       ------------      ----------
500
525          79.066          79.952   14.118            100              75.275        0             24.725               17.869
550          81.435          77.871   14.437         99.107               76.47        0              23.53               19.742
575          85.779          74.228   16.098         98.347              82.455        0             17.545               26.034
600           86.25          74.363    17.06         98.695               75.03        0              24.97               43.803
625           85.46          65.897   21.863          98.01              53.753        0             46.247               52.872
650          94.701          73.615   18.612         96.368              32.423        0             67.577               37.335
675          94.836          74.181   12.893         91.458              36.816        0             63.184               44.297
700          95.599          65.018   24.377         77.653              29.666        0             70.334               41.391
725          94.216          69.148   17.738         63.911              55.919        0             44.081               62.564
750          96.875           67.86   18.751          65.56              46.881        0             53.119               62.979
775          96.872           78.79    8.866         36.403              67.402        0             32.598                51.81
800 max      98.639          83.218    9.816          90.42              28.533        0             71.467               77.954



                                                Wtd Avg              Percent of     Wtd Avg                 Wtd Avg     Wtd Avg
LTV Low        LTV High     DTI         Current Balance        Current Balance       GWAC        % MI        FICO         DTI
-------        --------     ---         ---------------        ---------------      -------      ----       --------    -------
 60%            64%         > 50%            $259,463.46          2,854,098.09        6.91           0     655.887      53.302
 65%            69%         > 50%             190,200.42          3,233,407.18        7.52           0     603.855      52.827
 70%            74%         > 50%             253,525.98          4,309,941.57        7.06           0     638.258      53.355
 75%            79%         > 50%             280,223.63         12,329,839.78        7.34           0     623.251      54.618
 80%            84%         > 50%             235,213.04        164,413,912.21        7.08           0     655.601      53.607
 85%            89%         > 50%             201,479.58          8,462,142.19        8.09           0     618.325       53.76
 90%            94%         > 50%             231,088.33         19,642,508.15        8.12           0     644.769      53.168
 95%            99%         > 50%             192,070.58         10,755,952.53        8.07           0     656.399      53.012
100% max                    > 50%             131,675.85         26,598,520.87        9.01           0     638.212      53.214




(TABLE CONTINUED)

                Wtd Avg
LTV Low           LTV        % SFD     % PUD        % Owner Occ       % Full Doc     % Ltd Doc       % Stated Doc      % Int Only
-------         -------      -----     -----        -----------       ----------     ---------       ------------      ----------
 60%             60.924    64.882     35.118                 100         82.426            0             17.574         80.631
 65%             66.453    70.676     21.221              87.728         77.341            0             22.659         64.288
 70%             71.326    60.823     30.132              89.414         64.545            0             35.455         33.271
 75%             77.156    87.064      5.214              95.491         69.527            0             30.473         56.613
 80%             80.043    61.834     25.067              98.684         96.652            0              3.348         80.169
 85%             86.079    82.169      8.791              96.461         67.438            0             32.562         46.503
 90%              90.21    80.724     14.971              87.845         69.702            0             30.298         58.467
 95%             95.109    84.775     12.885              85.151         51.329            0             48.671         20.686
100% max         99.992    79.292     14.737                 100         85.564            0             14.436         24.821





                                            Wtd Avg              Percent of         Wtd Avg                 Wtd Avg     Wtd Avg
DTI Low        DTI High    FICO         Current Balance        Current Balance       GWAC        % MI        FICO         DTI
-------        --------    ----         ---------------        ---------------      --------     ----       -------     -------
20%            24%         < 525                  $0.00                     0           0           0           0           0
25%            29%         < 550             145,990.69          2,627,832.35         8.7           0     544.792       26.83
30%            34%         < 575             142,422.25         11,678,624.42        8.36           0      561.14      32.008
35%            39%         < 600             133,267.52         28,785,784.06        8.37           0     575.016      37.075
40%            44%         < 625             154,406.99         77,203,493.21        8.28           0     593.546      42.077
45%            49%         < 650             187,778.61        188,717,500.37        8.21           0     611.394      47.161
50%            54%         < 675             199,350.89        225,665,201.71        7.91           0     624.734      51.651
55% max                    < 700             209,479.69         87,143,549.31        7.41           0     634.191      55.137




(TABLE CONTINUED)

                Wtd Avg
DTI Low           LTV        % SFD     % PUD        % Owner Occ       % Full Doc     % Ltd Doc       % Stated Doc      % Int Only
-------         -------      -----     -----        -----------       ----------     ---------       ------------      ----------
20%                  0         0          0                   0              0              0                  0              0
25%               74.9    76.517     17.699                 100         47.383              0             52.617         19.592
30%              77.15    80.556     14.651                 100          72.44              0              27.56         11.743
35%             79.726    82.507     10.058              99.251         72.287              0             27.713         14.939
40%             82.063    72.849      16.77              99.029         70.818              0             29.182         29.398
45%             83.635    71.705     18.972              98.207         59.056              0             40.944         39.432
50%             83.933    67.026     21.446              98.569         71.492              0             28.508         56.519
55% max         82.231    69.369     23.024              97.319         90.137              0              9.863         72.614




LIMITED AND STATED DOC

                                     Wtd Avg              Percent of         Wtd Avg                 Wtd Avg     Wtd Avg     Wtd Avg
FICO Low       FICO High         Current Balance        Current Balance       GWAC        % MI        FICO         DTI         LTV
--------       ---------         ---------------        ---------------      -------      ----      --------     --------    -------
500            524                    $0.00                     0               0           0           0           0            0
525            549               177,190.26                  0.75            8.49           0     544.343      37.835        77.18
550            574               170,991.24                  2.77            8.34           0     564.206      39.473       76.788
575            599               177,718.68                  4.04            8.18           0     588.903      41.259       79.321
600            624               209,681.99                   9.3            8.27           0     613.051      42.679       84.169
625            649               225,130.75                 18.75            8.19           0      639.37      43.291       85.166
650            674               248,798.92                 23.99            7.86           0     661.644      43.588       84.166
675            699               270,551.23                 17.41            7.77           0     685.807      43.026        84.13
700            724               288,695.07                 11.08            7.43           0     711.126      43.297       83.758
725            749               329,823.39                  6.93            7.34           0     736.255      42.672        80.34
750            774               316,994.45                  3.24            7.36           0     762.548      43.789       82.091
775            799               329,468.52                   1.3            7.17           0     785.567      41.434       79.702
800 max                          276,677.39                  0.44            7.36           0     805.882      44.161       85.365
                                $245,859.00                   100            7.86           0       666.8      42.984       83.465




(TABLE CONTINUED)



FICO Low        % SFD     % PUD    % Owner Occ   % Full Doc    % Ltd Doc   % Stated Doc     % Int Only     % CA       % NY      % FL
--------        -----     -----    -----------   ----------    ---------   ------------     ----------   -------    ------    ------
500              0          0               0          0             0              0             0             0         0        0
525          81.79      9.827             100          0             0            100             0         33.55         0   17.501
550         80.627     14.319          99.246          0             0            100         2.887        18.666     4.239    8.612
575         83.052      8.985          99.861          0             0            100             0         25.05      2.92    6.732
600         80.163     12.044          99.328          0             0            100        31.037         25.76     5.174    8.038
625         71.703     15.399          97.987          0             0            100        47.742        31.033     4.251    8.988
650         69.137     18.504          98.784          0             0            100        59.062        38.485     5.617    9.432
675          66.18     17.697           98.47          0             0            100        63.807        41.785      9.05    6.508
700         60.688      21.91          97.056          0             0            100        67.366        45.456     5.155   10.381
725         66.271     20.411           96.67          0             0            100        74.646        47.345      4.41    6.638
750         67.584     10.233          95.985          0             0            100        77.726        60.883     8.178      6.1
775         81.544      5.468             100          0             0            100        68.583        52.995    21.815        0
800 max     74.474      2.872             100          0             0            100        69.088        40.731         0     6.57
            70.105     16.618          98.289          0             0            100        53.544        37.659     5.861    8.307




IO LOANS


                                        Wtd Avg              Percent of      Wtd Avg                 Wtd Avg     Wtd Avg     Wtd Avg
FICO Low       FICO High         Current Balance        Current Balance       GWAC        % MI        FICO         DTI         LTV
--------       ---------         ---------------        ---------------      -------      ----      --------     --------    -------
500            524                    $0.00                     0                0           0           0           0            0
525            549               186,321.38                  0.58             8.55           0     544.688      40.207         72.3
550            574               242,144.22                  2.04             8.22           0     563.348      45.613       76.674
575            599               183,510.11                  4.64             8.22           0     588.323        44.5       82.054
600            624               228,673.09                 13.56             7.77           0     612.615      45.957       80.293
625            649               284,944.56                  17.5             7.79           0     639.035      45.767       82.379
650            674               306,368.19                 20.79             7.53           0      661.75      45.028       81.809
675            699               329,733.72                 17.47             7.41           0      685.95      44.295       81.985
700            724               339,173.45                 10.71             7.12           0     710.815      44.685       81.674
725            749               385,778.75                  7.21             7.24           0     735.735      43.159       81.657
750            774               360,603.11                  3.66              7.2           0     762.293      44.181       82.476
775            799               422,305.69                  1.52             7.27           0     784.724      43.781       81.453
800 max                          335,021.88                  0.33             7.36           0       805.6      47.485       89.392





(TABLE CONTINUED)


FICO Low        % SFD     % PUD   % Owner Occ   % Full Doc   % Ltd Doc   % Stated Doc      % Int Only      % CA       % NY     % FL
--------        -----     -----   -----------   ----------   ---------   ------------      ----------      ----       ----     ----
500               0          0              0          0            0              0              0           0           0        0
525          78.269     11.856            100        100            0              0            100      34.666           0    11.74
550          66.368     21.877            100     96.672            0          3.328            100      32.451      10.845   12.007
575          67.321     20.618         98.027        100            0              0            100       26.37        2.82    9.109
600          66.686     20.992         99.231     81.938            0         18.062            100      39.994       1.613    8.358
625          57.465     29.112         97.387     56.576            0         43.424            100       47.16           2    8.382
650          64.637     23.236          98.19     42.146            0         57.854            100      55.304       2.501    8.732
675          60.202     22.666         95.144     46.055            0         53.945            100      56.631       5.207    7.002
700          58.911     24.724         95.587     40.861            0         59.139            100      57.542       3.936     6.87
725          63.489     20.731         91.519      39.14            0          60.86            100      61.667        3.73    3.722
750          65.418     17.361          90.05     41.672            0         58.328            100      70.214       3.321    7.817
775          61.353     20.008         90.804     50.184            0         49.816            100      64.577       7.635        0
800 max      78.139     17.312         95.764     21.548            0         78.452            100      49.101           0        0




This material is for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may not pertain to any securities that will actually be sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected in this material. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in this material or derivatives of those securities (including options). Information contained in this material is current as of the date appearing on this material only and supersedes all prior information regarding the securities and assets referred to in this material. Goldman, Sachs & Co. does not provide accounting, tax or legal advice. In addition, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman, Sachs & Co. imposing any limitation of any kind.